Exhibit 99
Positioned for Growth 2004 Annual Meeting of Stockholders November 17, 2004

Fiscal 2004 Highlights Net sales up 28% Net earnings up 205% Gross margin rose from 20.3% to 23.1% Selling and administrative percentage down 90 basis points Backlog up 27% Accomplished the successful, accretive acquisition of Pinnacle Electronics LLC

Pinnacle Electronics Acquisition $43 million cash acquisition in February 2004 Strong management team; capable, dedicated employees Important step toward LaBarge's growth goals Pinnacle calendar 2003 revenue was $38 million, but currently running at higher annualized rate Expanded customer base Provides greater presence in commercial-industrial markets Operating characteristics and gross profit margins similar to LaBarge Immediately accretive to LaBarge's earnings

Delivering on Our Strategic Goals Focused business strategy Increased sales and earnings Internal growth Acquisition New customers and broader customer relationships Key manufacturing initiatives

Focused Strategy Strategy: Outsourcing partner to large OEMs Existing operations Acquisitions

EMS industry: $100 billion worldwide market LaBarge's niche: Complex, highly reliable electronic equipment Relatively low production volumes Specialized for demanding applications

DIVERSE MARKETS - NET SALES BY MARKET Defense Industrial Natural Resources Aerospace Government Systems Medical Other 0.42 0.2 0.19 0.06 0.04 0.03 0.06 Net sales for the fiscal 2005 first quarter, ended Oct. 3, 2004

Expansion into New Markets Industrial

Expansion into New Markets Natural Resources

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Printed circuit card assemblies card assemblies card assemblies Interconnect systems

Competitive Advantage - Value-Added Services Extensive package of manufacturing services Design for manufacturability and testability Product redesign for cost reduction Product design partners

Cultivating Long-Term Customer Relationships Customers are committed to outsourcing significant pieces of business Winning larger pieces of business is critical to internal growth.

Growing Customer Relationships Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Instrumentation Factory automation Defense and commercial aerospace Aircraft engines, medical and transportation systems Mining equipment Government Direct Defense

Prestigious Defense Programs

Reducing Costs and Increasing Productivity Lean manufacturing and Six Sigma quality Increased manufacturing capacity 40% with no additional "bricks and mortar" Labor efficiency rose 9%+ Average net sales per employee rose 32%+ Supply chain management

NET SALES (dollars in millions) 2001 2002 2003 2004 119.2 120.1 102.9 131.5

DILUTED NET EARNINGS PER SHARE 2001 2002 2003 2004 0.26 0.26 0.15 0.44

DEBT-TO-EQUITY RATIO ..91 to 1 debt-to-equity ratio at Oct. 3, 2004 EBITDA coverage of interest expense = 10x At fiscal 2005 first-quarter end, Oct. 3, 2004

Acquisition Strategy Identifying companies that: Advance LaBarge's growth goals Are compatible with our core electronics manufacturing business Bring new or expanded: Customer relationships Capabilities Are accretive to our EPS Add value for our shareholders

Fiscal 2005 Results/Expectations First-quarter sales and earnings grew significantly Net sales - Up 47% from prior first quarter EPS - Up 81% from prior first quarter Expect second-quarter sales and earnings to be: Substantially higher than prior second quarter Slightly higher than current year first quarter Expect full-year sales and earnings to be up more than 25% from fiscal 2004 levels

Building Value for Shareholders Successful execution of defined strategy Well positioned in EMS industry Solid backlog Strong sales and earnings prospects Strategic acquisitions

Building Value for Shareholders

Outlook Improved prospects for EMS market LaBarge is well positioned as a niche player Solid backlog Expect 2005 full-year sales and net earnings to be up more than 25% from fiscal 2004 levels Building greater value for our shareholders